UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 10, 2006

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (734) 864-5647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

(a)

* This 8-K was prepared and submitted for filing on November 10, 2006. Due to an administrative error, the Company’s outside filer failed to submit it to the SEC. The filing is being completed now promptly following the Company’s discovery of the error.

On November 10, 2006, the Company concluded, based on the recommendation of its independent auditors to restate previously-issued financial statements included in the Company’s Annual Report on Form 10-K for fiscal years ended March 27, 2005 and March 30, 2006 and in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. The Company’s previously-issued financial statements for these periods should, therefore, no longer be relied upon.

Following lengthy discussions between the Company’s independent auditors (the “Auditors”) and the PCAOB, the Auditors informed Management of the PCAOB views as to the calculation of non-cash interest expense and the intrinsic value of beneficial conversion features of the Company’s outstanding convertible notes. Management discussed these issues with the Board at a meeting held on October 31, 2006. The Audit Committee subsequently met with the Company’s Auditors to review the PCAOB guidance. On November 10, 2006, the Company’s full Board of Directors determined to restate the Company’s financial statements in accordance with the PCAOB guidance. The restatements do not have any impact on the Company’s statements of cash flows. The Company will file amended Form 10-Ks and a Form 10-Q for the relevant periods on November 10, 2006.

On November 10, 2006, the Company issued a press release regarding the restatement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Exhibit

99.1
Advanced Photonix, Inc.’s press release dated November 10, 2006 - incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission on December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: December 21, 2006